EXHIBIT 99.1

1259 NW 21st Street Pompano Beach, FL 33069

NEWS

March 28, 2011	FOR MORE INFORMATION:
954-917-4114
HOWARD L. EHLER, JR.
CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES OPERATING RESULTS FOR THE
2010 YEAR AND FOURTH QUARTER

Pompano Beach, FL………Imperial Industries, Inc. (OTCBB: “IPII”) announced today the results of operations for the year and fourth quarter ended December 31, 2010.

Net sales for the year ended December 31, 2010 were $8,229,000, compared to $8,635,000 for the same period in 2009, a decrease of 4.7%. For the year ended December 31, 2010, the Company had a loss from continuing operations of $596,000, or $.23 per diluted share, compared to a loss from continuing operations of $1,188,000, or $.47 per diluted share, for 2009. In 2010 and 2009, losses from continuing operations included gains of $500,000 and $193,000, respectively, recognized from the settlements of certain litigation. During 2009, the Company’s loss from continuing operations included (1) a loss contingency expense of $529,000 associated with its discontinued operations and (2) a tax benefit of $613,000 attributed to the Company’s carry-back of its net operating losses available to it under the Federal Worker, Homeowner and Business Assistance Act of 2009 to claim a refund from past taxable earnings. Discontinued operations related to the closure of the Company’s distribution facilities during 2009 accounted for losses of $638,000, or $.25 per diluted share for 2010 compared to $4,115,000, or $1.62 per diluted share in 2009. Results of discontinued operations included gains realized from the sale of real property associated with the discontinuance of the Company’s former distribution operations of $230,000 and $573,000, respectively, for 2010 and 2009. Accordingly, the Company incurred a net loss of $1,234,000, or $.48 per diluted share, for 2010 compared to a net loss of $5,303,000, or $2.09 per diluted share, for 2009.

Net sales for the fourth quarter ended December 31, 2010 were $1,764,000, compared to $1,771,000 for the same period in 2009. For the fourth quarter ended December 31, 2010, the Company had income from continuing operations of $325,000, or $.13 per diluted share, compared to income from continuing operations of $252,000, or $.10 per diluted share, for the same period in 2009. Income from continuing operations in the fourth quarter of 2010 included the recognition of a $500,000 gain on the settlement of certain litigation in the fourth quarter of 2010. The Company realized income from continuing operations in the 2009 fourth quarter period solely due to a tax benefit of $613,000 recorded in the fourth quarter. Discontinued operations accounted for losses of $101,000, or $.04 per diluted share, and $1,317,000, or $.52 per diluted share, for the 2010 and 2009 respective fourth quarter periods. Net income for the three months ended December 31, 2010 was $224,000, or $.09 per diluted share, compared to a net loss of $1,065,000, or $.42 per diluted share, for the same period in 2009.

Results of operations from continuing operations for both the year and fourth quarter ended December 31, 2010 continued to be adversely affected by the ongoing weak construction activity in the Company’s primary markets that began in 2006 which has caused reduced demand for the Company’s products. Based on the poor economic conditions prevalent in the construction industry and the Company’s on-going losses, as well as other factors, the Company’s independent registered public accounting firm included an explanatory paragraph in its report on the Company’s financial statements for the year ended December 31, 2010, raising substantial doubt about the Company’s ability to continue as a going concern.

Page 2 of News Release dated March 28, 2011

S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “Our sales and operating results in 2010 continued to be negatively impacted by the poor economic conditions existing in the construction industry. Factors such as high unemployment, low consumer confidence, a high number of foreclosed properties, low job growth and tight credit have significantly affected the industry. Although we expect 2011 to be another difficult year in the construction industry, we believe that we have sufficient liquidity to support our operations for the ensuing year with no immediate need for financing.”

Mr. Ponce continued, “The moderate improvement in our operating results in 2010 reflects our emphasis on cost reduction initiatives and the savings realized from the restructuring of our operations in 2009 to reduce losses incurred by discontinued operations and to strengthen our manufacturing operations. We are continuing our efforts to seek new product offerings and geographic expansion to broaden our base of business in order to enhance our operations when industry conditions improve.”

 For more information, please refer to the Company’s Form 10-K for the year ended December 31, 2010 which is being filed with the Securities and Exchange Commission on March 28, 2011 and which will be available on the Company’s website www.imperialindustries.com shortly.

Imperial Industries, Inc., through its subsidiary, Premix-Marbletite Manufacturing Co. is engaged in the manufacture and distribution of pool, stucco, plaster and roofing products to building materials dealers, contractors and others and sells products primarily in the State of Florida and to a certain extent the rest of the Southeastern United States with facilities in the State of Florida. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

Page 3 of News Release dated March 28, 2011

IMPERIAL INDUSTRIES, INC.
Financial Highlights

			(Unaudited)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net Sales	$8,229,000	$8,635,000	$1,764,000	$1,771,000

(Loss) income from continuing operations, net of taxes	$(596,000)	$(1,188,000)	$325,000	$252,000
Loss from discontinued operations, net of taxes	(638,000)	(4,115,000)	(101,000)	(1,317,000)

Net (loss) income	$(1,234,000)	$(5,303,000)	$224,000	$(1,065,000)

Loss per Common Share:

(Loss) income from continuing operations - basic and diluted	$(0.23)	$(0.47)	$0.13	$0.10
Loss from discontinued operations - basic and diluted	(0.25)	(1.62)	(0.04)	(0.52)
Net (loss) income per share - basic and diluted	$(0.48)	$(2.09)	$0.09	$(0.42)

Weighted average shares outstanding -
basic and diluted	2,551,129	2,536,121	2,553,173	2,544,575

Notes to Financial Highlights

1) In 2010 and 2009, the Company recognized gains on the settlement of certain litigation of $500,000 and $193,000, respectively. In addition, loss from continuing operations includes a pre-tax loss contingency expense of $529,000 for the year ended December 31, 2009.

2) For the year and fourth quarter ended December 31, 2009, loss from continuing operations includes an income tax benefit of $613,000.